                                 ASSIGNMENT AGREEMENT

    Reference is made to that certain Investment Advisory Agreement, dated as of April 3, 1972, as amended (collectively the "Investment Advisory Agreement") by and between SIFE Trust Fund, a California trust (the "California Trust") and SIFE, Inc. (the "Management Company").

         WHEREAS, California Trust is to be reorganized as a Delaware business trust (the "Delaware Trust"), effective on midnight April 30, 1997, or as soon thereafter as may be practicable (such transactions are hereinafter referred to collectively as the "Reorganization"); and

         WHEREAS, the Management Company, the California Trust and the Delaware Trust each desire to maintain the terms and conditions of the Investment Advisory Agreement,

         NOW, THEREFORE, the parties agree as follows:

    1. Effective upon the close of the Reorganization, the California Trust assigns to the Delaware Trust all of its rights, duties, responsibilities and liabilities under the Investment Advisory Agreement, and the Delaware Trust hereby expressly agrees to assume all of such rights, duties, responsibilities and liabilities of the California Trust under the Agreements, and the Management Company hereby expressly consents to the foregoing assignment.

    2. All of the other terms and conditions of the Investment Advisory Agreement are expressly ratified and affirmed.

         IN WITNESS WHEREOF, each of the parties has caused this Assignment Agreement to be executed as of the 30th day of April, 1997.

SIFE Trust Fund, a California Trust         ATTEST:



By:                                         By:
    -------------------------------             -------------------------------
    Haig G. Mardikian, Chairman             Robert Linderman, Asst. Secretary


SIFE Trust Fund, a Delaware Business Trust  ATTEST:



By:                                         By:
    -------------------------------             -------------------------------
    Haig G. Mardikian, Chairman             Robert Linderman, Asst. Secretary



SIFE, Inc.                                  ATTEST:



By:                                         By:
    -------------------------------             -------------------------------
    Bruce W. Woods, President               Robert Linderman, Asst. Secretary